Exhibit A

Joint Filer Information

Name of Joint Filer:	Stingray Group Inc.

Address of Joint Filer:	730 Wellington Street, Montréal, Quebec H3C 1T4

Relationship of Joint Filer to Issuer:	Former 10% Beneficial Owner

Issuer Name and Ticker or Trading Symbol:	ALGORHYTHM HOLDINGS, INC. [RIME]

Date of Event Requiring Statement:	February 18, 2025

Designated Filer:	Stingray Group Inc.

Signature:

STINGRAY GROUP INC.

By:	/s/ Eric Boyko
Name: Eric Boyko
Title: President and Chief Executive Officer

Date: February 19, 2025

Name of Joint Filer:	Eric Boyko

Address of Joint Filer:	730 Wellington Street, Montréal, Quebec H3C 1T4

Relationship of Joint Filer to Issuer:	Former 10% Beneficial Owner

Issuer Name and Ticker or Trading Symbol:	ALGORHYTHM HOLDINGS, INC. [RIME]

Date of Event Requiring Statement:	February 18, 2025

Designated Filer:	Stingray Group Inc.

Signature:

By:	/s/ Eric Boyko
ERIC BOYKO

Date: February 19, 2025

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